UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2010

Zhongpin Inc.
 (Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-33593 (Commission File Number)	54-2100419 (IRS Employer Identification No.)

21 Changshe Road, Changge City, Henan Province People’s Republic of China (Address of principal executive offices)	461500 (Zip Code)

011 86 10-8286 1788
(Registrant’s telephone number, including area code)

 Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

Zhongpin Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 15, 2010.  At the Annual Meeting, two proposals, which are described in detail in the Company’s definitive proxy statement dated April 26, 2010 for the Annual Meeting (the “Proxy Statement”), were submitted to a vote of the stockholders.  The stockholders voted to (i) elect the five director nominees named in the Proxy Statement; and (ii) ratify the appointment of the Company’s independent registered public accounting firm, BDO China Li Xin Da Hua CPAs Co., Ltd. (“BDO”).

The total number of shares present in person or by proxy was equal to 76.41% of the total shares of the Company entitled to vote, thereby constituting a quorum for the purpose of the Annual Meeting.  Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

The results of the vote for each proposal were as follows:

Proposal 1

Each individual listed below was elected to serve on the Company’s Board of Directors until the 2011 annual meeting of stockholders and until his successor is elected and qualified.

	For	Withheld	Broker Non-Votes
Xianfu Zhu	18,615,487	822,334	7,096,010
Baoke Ben	17,280,456	2,157,365	7,096,010
Min Chen	17,335,257	2,102,564	7,096,010
Raymond Leal	18,673,319	764,502	7,096,010
Yaoguo Pan	18,673,530	764,291	7,096,010

Proposal 2

Ratification of the appointment of BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

For	Against	Abstained
26,347,879	104,903	81,049

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHONGPIN INC. (Registrant)

Dated: June 15, 2010	By:	/s/ Xianfu Zhu
Name: Xianfu Zhu
Title: Chief Executive Officer